UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 5, 2025 (December 11, 2025)

CID Holdco, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42711	99-2578850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5661 S Cameron St, Suite 100, Las Vegas, Nevada	89118
(Address of Principal Executive Offices)	(Zip Code)

(303)-332-4122

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	DAIC	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	DAICW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On December 5, 2025, CID Holdco, Inc. (the “Company”) entered into a Loan Agreement with J.J. Astor & Co., a Utah corporation (including its successors and assigns, the “Lender”), pursuant to which the Company may borrow up to $5,000,000 in four tranches comprised of an initial $2,000,000 tranche (the “Initial Loan”) borrowed on the initial funding date of December 5, 2025 (the “Initial Funding Date”) and up to three additional tranches of $1,000,000 each (the “Additional Loans” and together with the Initial Loan, the “Loans”). The Initial Loan is evidenced by a Senior Secured Convertible Note issued to the Lender for an original principal amount of $2,600,000 (the “Initial Note”), of which $1,840,000 was funded by the Lender at the funding date after deducting the Lender’s origination fees and expenses from the amount of the Initial Loan. The Initial Loan matures on November 30, 2026 and is payable in twelve monthly installments, consisting of an initial installment due on December 31, 2025 of $108,334 and the remaining eleven monthly payments of $226,615.18.

The Company may request Additional Loans from time to time under the Loan Agreement upon at least 5 business days’ notice and subject to the Lender’s election to extend such Additional Loan, subject to the terms and conditions of the Loan Agreement. Each Additional Loan will be evidenced by a senior secured convertible note for an original principal amount of $1,300,000, of which $960,000 will be funded by the Lender after deducting the Lender’s origination fee (each, an “Additional Note” and together with the Initial Note, the “Convertible Notes”). Each Additional Loan is subject to the Company’s satisfaction of certain specified conditions, including that there be no restrictions on the Company drawing funds under the Company’s equity line of credit (the “ELOC”) with New Circle Principal Investments, LLC (“New Circle”), (ii) the Company being in full compliance with all of the provisions of the New Circle payment direction agreement entered into in connection with the Loan Agreement, (iii) the Company’s Common Stock remaining traded on a national securities exchange, (iv) the volume weighted average closing price of the Company’s Common Stock for the 20 consecutive trading days, as traded on any national securities exchange being at least $1.00 per share, and (v) the average trading volume of shares of the Common Stock of the Company for the 20 consecutive trading days, as traded on any national securities exchange, being at least 50,000 shares of Common Stock. Under the terms of the Loan Agreement, an additional warrant (each, an “Additional Lender Warrant”) will be issued by the Company in connection with each Additional Loan made as a condition to funding the Additional Loan.

The Loan Agreement requires the Company to draw on its ELOC with New Circle to pay monthly installment payments under the Convertible Notes. New Circle has agreed to remit 80% of all ELOC proceeds to the Lender with the remaining 20% to be remitted to the Company within 3 business days following each draw on the ELOC. To the extent that the proceeds of the ELOC remitted to the Lender are not sufficient to cover the then applicable minimum monthly payment due in any month, the Company shall be required to pay the balance of such amount to the Lender on the last business day of such month. The Company is also required to use the proceeds of any extraordinary receipts from amounts from judgments, litigation or indemnity settlements to repay the then outstanding balance of the Loans in accordance with the terms of the Loan Agreement.

In connection with the Loan Agreement, the Company issued the Lender a warrant (the “Initial Lender Warrant and together with any Additional Lender Warrants, the “Lender Warrants”) to purchase up to 230,770 shares of common stock, par value $0.0001 per share, of the Company (the “Company”) at an exercise price of $1.69 per share, subject to certain adjustments. The exercise price and the number of shares of Common Stock issuable upon exercise of the Lender Warrant is subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. The Lender Warrant cannot be exercised if it would cause the aggregate number of shares of Common Stock beneficially owned by the Lender (together with its affiliates) to exceed 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise. The Lender may from time to time request by written notice to the Company and with the agreement of the Company to increase or decrease the ownership limitation up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise. Conversion of the Convertible Notes and exercise of the Lender Warrants is also subject to compliance with applicable Nasdaq rules.

The Company also entered into a registration rights agreement with the Lender (the “Registration Rights”) that requires the Company to file a resale shelf registration statement registering the resale of up to 100% of the conversion shares issuable upon conversion of the Initial Note and any Additional Notes following an Event of Default (as defined under the Loan Agreement). Under the terms of the Registration Rights Agreements, the Convertible Notes are convertible, in whole or in part, following an event of default and the effectiveness of a resale registration statement registering the shares into which the Convertible Notes are convertible. The conversion price under the Registration Rights Agreement is 80% of the average of the four lowest volume weighted average prices of the shares of Common Stock as traded on the principal market for the Common Stock over the 20 trading days immediately prior to the Lender’s notice of conversion. None of the Convertible Notes can be converted if it would cause the aggregate number of shares of Common Stock beneficially owned by the Lender (together with its affiliates) to exceed 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion.

The Company’s obligations under the Loan Agreement are guaranteed and secured on a first-priority basis by substantially all assets of the Company and each applicable subsidiary guarantor, subject to customary exclusions. Under the terms of the pledge and security agreement, the Company granted the Lender a continuing first-priority security interest in 100% of the equity interests of the Company’s subsidiaries SEE ID, Inc., ShoulderUp Technology Acquisition Corp. and DotWorks, Inc. and related rights and proceeds (the “Pledged Collateral”) to secure the obligations under the Loan Agreement and related loan documents. In connection with the Loan Agreement, the Company’s subsidiaries, SEE ID, Inc., ShoulderUp Technology Acquisition Corp. and DotWorks, Inc. executed a subsidiary guarantee, pursuant to which each applicable subsidiary guarantor guaranteed the Company’s obligations under the Loan Agreement and related loan document.

The Loan Agreement contains customary representations and warranties, affirmative and negative covenants, financial covenants, events of default and other terms for borrowings of this type. Affirmative and negative covenants include, among others, limitations on additional indebtedness and liens (unless the proceeds of such are used to prepay 100% of the then outstanding principal amount of the Loans), limitations on the issuance of securities of the Company, including convertible and non-convertible notes and debentures (except for certain exempted issuances or 100% of the net proceeds from such sales of securities are used to repay the then outstanding principal amount of the Loans), restrictions on payments to affiliates subject to specified exceptions, and an obligation for the Company to comply with any affirmative or negative covenants contained in the other loan agreements.

The Convertible Notes include customary events of default, including, among others, non-payments (with a 2 business day grace period for up to 2 payments), breaches of representations, warranties or covenants (with customary notice and cure periods, where applicable), cross-defaults to material indebtedness, certain bankruptcy or insolvency events, material judgments, invalidity of guarantees or security documents, change of control and a failure or inability for the Company to draw on the ELOC. Following an event of default, the Lender may exercise remedies, including acceleration of the obligations, entering a confession of judgment affidavit in a Utah court, default interest at a rate of 19% on 110% of the then outstanding principal amount and enforcement against the collateral.

The foregoing summary of the Loan Agreement, the Initial Note, the Initial Lender Warrant and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements filed herewith as Exhibits 10.1, 10.2, 4.1 and 10.3, respectively.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure contained in Item 1.01 of this Current Report is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities

The information contained above in Item 1.01 of this Current Report on Form 8-K related to the Loan Agreement, the Lender Warrant and the Initial Note (collectively, the “Securities”) is hereby incorporated by reference into this Item 3.02. The Securities were sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506(b) of Regulation D promulgated under the Securities Act as sales to accredited investors and in reliance on similar exemptions under applicable state laws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Common Stock Purchase Warrant
10.1	Loan Agreement between J.J. Astor and CID Holdco, Inc.
10.2	Senior Secured Convertible Promissory Note
10.3	Registration Rights Agreement between CID Holdco, Inc. and J.J. Astor.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2025

CID HOLDCO, INC.

By:	/s/ Edmund Nabrotzky
Name:	Edmund Nabrotzky
Title:	Chief Executive Officer and Director

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